Exhibit 32.2
CERTIFICATION FURNISHED PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLY ACT OF 2002
In connection with the annual report on Form 10-KSB of First American Capital Corporation (the “Company”) for the year ended December 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), John F. Van Engelen, as Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ John F. Van Engelen

John F. Van Engelen
Chief Financial Officer
(Principal Financial Officer)
Date: February 28, 2007

This certification accompanies this Report pursuant to Section 906 of the Sarbanes–Oxley Act of 2002 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.